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                                                                    EXHIBIT 99.4

                          UNITED STATES DISTRICT COURT
                        FOR THE DISTRICT OF MASSACHUSETTS


IN RE PHARMACEUTICAL INDUSTRY              MDL 1456
AVERAGE WHOLESALE PRICE
LITIGATION                                 Civil Action No. 01-CV-12257-PBS

                                           Judge Patti B. Saris


THIS DOCUMENT RELATES TO:

Rice v. Abbott Laboratories, Inc. No. 3:02-cv-3925, (N.D. Cal.), Thompson v. Abbott
Laboratories, Inc., No. 3:02-cv-4450 (N.D.
Cal.), and Turner v. Abbott Laboratories,
No. 3:02-cv-5006 (N.D. Cal.)

                                      ORDER

                                 October 8, 2003

Saris, U.S.D.J.

     I vacate the order dismissing Mylan Laboratories Inc. entered without opposition on September 30, 2003 (Docket No. 559) in light of the scheduling order entered on September 2, 2003 (Docket No. 492).



                                        /s/  Patti B. Saris
                                      ---------------------
                                      Patti B. Saris
                                      United States District Judge